Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 18, 2022, with respect to the consolidated financial statements and financial statement schedules III to V of Protective Life Insurance Company and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 22, 2022

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 21, 2022, with respect to the financial statements of the subaccounts, which comprise Protective Variable Life Separate Account, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.
/s/ KPMG LLP
Birmingham, Alabama
April 22, 2022